©2014Novelis Inc. 1 November 10, 2014 Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Novelis Q2 Fiscal Year 2015 Earnings Conference Call Exhibit 99.2

©2014Novelis Inc. 2 Safe Harbor Statement Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about expected increased customer demand for automotive sheet. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are specifically incorporated by reference into this presentation.

©2014Novelis Inc. 3 Business Highlights & Strategy

©2014Novelis Inc. 4 Business Highlights  Strategic execution yielding results  Net income increased 65% to $38 million  Record Q2 shipments at 765kt  EBITDA increased 1% to $230 million  Excellent progress on global expansions; poised for growth in second half FY15  Operations positioned for increased customer demand now and going forward, particularly automotive sheet in North America

©2014Novelis Inc. 5 2600 2700 2800 2900 3000 3100 Q4FY13 Q2FY14 Q4FY14 Q2FY15 Managing a Robust Revenue Model Growing Shipments  Record auto & can shipments in Q2  Strong aluminum FRP demand in short and long term  Added capacity from expansions to capture growth  Contracting future well Portfolio Shift  Sold North American consumer foil business  Growing global automotive finishing capacity  Official China opening  Oswego readiness Other Auto 9% 91% ~25% ~75% FY14 Actual FY20 Target Building and Delivering a Strong Sales Pipeline Auto as % of Total FRP Shipments TTM Total FRP Shipment Trend (kt)

Excellent Project Execution

- Operating costs increased $52 million Q2 vs PY, primarily driven by new fixed cost and start up costs
- Opportunity to drive cost efficiencies by leveraging new fixed costs and progress through learning curve



Strategic Projects in Various Stages of Early Operations & Commissioning
Yeongju Asia
Pinda S America
Ulsan Asia
Yeongju Asia
Oswego N America
Pinda S America
Pinda S America
Nachterstedt Europe
Changzhou Asia
Rolling
Recycling
Automotive
Can Coating
Q3FY13
Q4FY13
Q1FY14
Q2FY14
Q3FY14
Q4FY14
Q1FY15
Q2FY15
Q3FY15
Major strategic project commissioning start date

©2014Novelis Inc.

Not just aluminum, Novelis Aluminum.

6

©2014Novelis Inc. 7 Driving Value Through Recycling Secured High Quality Supply Built Capacity Globally Able to Process New Scrap Types  Increased recycled content drives sustainability, lowers cost, secures metal supply  Technical leadership and closed loop systems ensure low cost production Cost Optimization Delivering Results

©2014Novelis Inc. 8 Q2FY15 Detailed Financial Review

©2014Novelis Inc. 9 Second Quarter Highlights  Shipments up 7% YoY to 765 kilotonnes  Sales up 17% to $2.8 billion  Adjusted EBITDA up 1% to $230 million  Net income of $38 million, up 65%; net income excluding certain items of $42 million, up 14%  Free cash flow before CapEx $18 million  Liquidity of $734 million  Amended and extended ABL in October Q2FY15 vs Q2FY14

©2014Novelis Inc. 10 2.4 2.8 200 350 500 650 800 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 Q2FY14 Q2FY15 0 50 100 150 200 250 300 South America Asia Europe North America 12% 4% 9% 3% Sales (Billions) • Third Party Shipments (Kt) Shipments & Sales Shipments Sales Total Company Shipments by Region Shipments in Every Region Increased Versus Prior Year Q2FY15 Q2FY14

©2014Novelis Inc. 11 Q2FY15 Adjusted EBITDA Bridge ($ Millions) 228 47 3 (52) (2) 6 230 $0 $50 $100 $150 $200 $250 $300 Q2FY14 Volume SG&A and others Operating costs Price & mix Metal price lag Q2FY15 Metal New asset fixed costs Start up costs General inflation/ other Recycling benefit

©2014Novelis Inc. 12 ($ Millions) Capital Expenditures & Free Cash Flow Q2FY14 Q2FY15 Free Cash Flow 178 (108) Capital Expenditures 184 126 Free Cash Flow Before CapEx 362 18 Decrease in Q2 Cash Flow versus Prior Year Driven by:  Rising versus falling aluminum prices and premiums  Higher inventory balances ahead of production ramp up at various expansions But Still Expect Positive Full Year FY15 Cash Flow Driven by:  Second half FY15 EBITDA growth  Working capital opportunities  Including $500 – 550 million of capital expenditures

©2014Novelis Inc. 13 Summary

©2014Novelis Inc. 14  Good second quarter results  Strategy to grow revenue and manage costs through recycling yielding results  Excellent progress on global expansions; poised for growth in second half FY15  Passed inflection point in Novelis business evolution Summary

©2014Novelis Inc. 15 Questions & Answers

©2014Novelis Inc. 16 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14	FY14	Q1 FY15	Q2 FY15
Net income (loss) attributable to our common shareholder	**14**	**23**	**13**	**54**	**104**	**35**	**38**
- Interest, net	(75)	(74)	(74)	(74)	(297)	(80)	(80)
- Income tax (provision) benefit	(3)	(26)	3	15	(11)	(24)	2
- Depreciation and amortization	(77)	(79)	(91)	(87)	(334)	(89)	(90)
EBITDA	**169**	**202**	**175**	**200**	**746**	**228**	**206**
- Unrealized gain (loss) on derivatives	(12)	4	3	(5)	(10)	1	(1)
- Realized gain (loss) on derivative instruments not included in segment income	2	2	2	(1)	5	(1)	-
- Proportional consolidation	(11)	(8)	(11)	(10)	(40)	(8)	(9)
- Restructuring and impairment, net	(9)	(18)	(19)	(29)	(75)	(6)	(7)
- Gain (loss) on assets held for sale	-	-	6	-	6	11	-
- Others costs (income), net	(5)	(6)	(9)	(5)	(25)	(4)	(7)
Adjusted EBITDA	**204**	**228**	**203**	**250**	**885**	**235**	**230**
Other income (expense) included in adjusted EBITDA							
- Metal price lag	(2)	3	(7)	24	17	2	9
- Foreign currency remeasurement	3	(1)	-	-	2	1	(3)

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. We have a risk management program in place to minimize the impact of this "lag".

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2014Novelis Inc.

17

Not just aluminum, Novelis Aluminum.

©2014Novelis Inc. 18 (in $ m) Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14 FY14 Q1 FY15 Q2 FY15 Cash (used in) provided by operating activities (102) 350 108 346 702 (24) 11 Cash used in investing activities (187) (164) (162) (189) (702) (119) (119) Less: proceeds from sales of assets - (8) (7) (1) (16) (34) - Free cash flow (289) 178 (61) 156 (16) (177) (108) Capital expenditures 181 184 157 195 717 138 126 Free cash flow before capital expenditures (108) 362 96 351 701 (39) 18 Free Cash Flow